UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2025

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of shareowners during the annual meeting of shareowners of Alliant Energy Corporation on May 16, 2025 are as follows.

1.Election of directors. Each nominee for director was elected for a term ending in 2028 by the following vote:

	For	Against	Abstain	Broker Non-Votes
N. Joy Falotico	198,036,700	2,815,779	489,916	25,154,313
Thomas F. O’Toole	176,235,164	24,616,836	490,395	25,154,313
Christie Raymond	196,991,517	3,866,347	484,531	25,154,313

2.Approve, on an advisory, non-binding basis, the compensation of our named executive officers. This matter was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
193,099,366	7,164,262	1,078,767	25,154,313

3.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025. This matter was approved by the following vote:

For	Against	Abstain
219,961,821	5,996,811	538,076

4.Shareowner Proposal Requesting Third-Party Evaluation of Greenhouse Gas Emissions Reduction Targets. This matter was rejected by the following vote:

For	Against	Abstain	Broker Non-Votes
25,112,648	173,867,408	2,362,339	25,154,313

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: May 20, 2025	By:/s/ Omar N. Chaudhary
Omar N. Chaudhary
Corporate Secretary